Exhibit 99.1

Petco Reports Second Quarter 2026 Results

2nd Consecutive Quarter of Positive Comparable Sales Growth

Delivered Q2 Profitability Ahead of Outlook

Announces $75 Million Debt Prepayment, Progressing Toward 2x Leverage1 Target

Reaffirms Fiscal 2026 Outlook

San Diego, September 2, 2026 – Petco (Nasdaq: WOOF), the retailer “where the pets go” to find everything they need to live their best lives, today reported its second quarter 2026 financial results.

Joel Anderson, Chief Executive Officer of Petco, stated, “We delivered stronger than expected profitability in the quarter while achieving our second consecutive quarter of positive comps. We were pleased to see growth in consumables, which highlights that our 'Reach for the Sky' strategy is gaining traction. Looking ahead to the second half, we are positioned to benefit from several growth drivers and are pleased to reaffirm our full-year sales and profitability outlook. We remain confident in our ability to generate sustainable, long-term growth.”

Q2 2026 Overview

In the second quarter of 2026, the Company received substantially all IEEPA tariff refunds related to tariffs paid under IEEPA in 2025 and 2026. All results below include a net benefit of $6.8 million related to such refunds, representing the proceeds net of investments to propel the repositioning of new assortments for future growth, and to a lesser degree, offset incremental fuel and tariff expense in Q2.

For the second quarter of 2026 compared to the second quarter of 2025:

•
Net sales of $1.5 billion increased 0.05%; comparable sales increased 0.6%. These results reflect a sales disruption from the initial stronger-than-expected points redemption from our membership program relaunch. Prior to the relaunch, sales were trending ahead of our Q2 outlook.
•
Gross profit increased to $591.1 million; gross margin rate increased 37 basis points to 39.7% of net sales, compared to $585.3 million or 39.3% of net sales last year. Without the net benefit from the tariff refund, normalized gross margin was about flat with the prior year.
•
Operating income increased 11.1% to $47.8 million compared to $43.0 million last year; operating margin increased 32 basis points to 3.2% compared to 2.9% of net sales last year.
•
Net income increased to $38.7 million versus $14.0 million.
•
Adjusted EBITDA2 was $122.2 million versus $113.9 million. Without the net benefit from the tariff refund, normalized adjusted EBITDA was $115.4 million.
•
The Company closed 1 net store, ending the quarter with 1,377 stores.

Sabrina Simmons, Chief Financial Officer of Petco, added, “We are pleased to deliver another quarter of positive comps and deliver on our bottom-line commitments as we execute on our economic model. Subsequent to the second quarter, we voluntarily prepaid an additional $75 million in debt, bringing our total prepayments to $170 million in the past nine months. Looking ahead, we are pleased to reaffirm our full-year sales and Adjusted EBITDA outlook, reflecting confidence in our second half strategic initiatives while remaining thoughtful about balancing the dynamic backdrop while investing behind our growth priorities.”

Q2 2026 Balance Sheet and Cash Flow

•
Ending cash balance grew by $104.8 million to $293.5 million versus $188.7 million last year.
•
Inventory decreased 1.1% year-over-year versus the 0.05% increase in net sales.
•
Cash provided by operating activities year-to-date was $130.6 million compared to $70.4 million last year.
•
Free cash flow2 was $60.8 million year-to-date versus $9.9 million last year.
•
Total debt was $1.48 billion, down from $1.59 billion last year.
•
Subsequent to the second quarter, the Company prepaid $75.0 million in debt, underscoring its commitment to lowering its leverage ratio1 to 2x.

2026 Outlook

The Company reaffirmed its full year 2026 net sales and Adjusted EBITDA2 outlook, which includes net IEEPA tariff refunds of $6.8 million, and provided its outlook for the third quarter of 2026. Given the Company's solid profit performance in the first half of the year, the outlook provides the Company the flexibility to continue investing behind its growth initiatives in the second half, while also absorbing ongoing supply chain headwinds.

Assumptions in the outlook include that economic conditions, currency rates and the tax and regulatory landscape remain generally consistent, and that current or planned tariffs on imports into the U.S. from China and other countries as of September 2, 2026, will remain at current levels. Additionally, the outlook assumes no additional IEEPA tariff refunds are received for the balance of the year.

Full Year 2026 Outlook

FY 2026 Outlook*
Net Sales	Flat to up 1.5% year over year
Adjusted EBITDA[2]	$415 million to $430 million
Net Interest Expense	~$122 million
Capital Expenditures	~$140 million
Depreciation & Amortization	~$200 million
Net Store Closures	~15-20

Third Quarter 2026 Outlook

Q3 2026 Outlook*
Net Sales	0.4% to 1.0% growth
Adjusted EBITDA [2]	$100 million to $103 million

(1)
Leverage ratio is defined as net debt divided by Adjusted EBITDA2
(2)
Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

* Adjusted EBITDA is a non-GAAP financial measure and has not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the Securities and Exchange Commission.

Earnings Conference Call Webcast Information:

Management will host an earnings conference call on September 2, 2026 at approximately 4:15 PM Eastern Time to discuss the Company’s financial results. A live webcast of the conference call will be available on the Company's Investor Relations page at https://ir.petco.com/news-and-events/events-and-presentations. A replay of the webcast will be available through the same link approximately two hours after the conference call.

About Petco:

We're proud to be "where the pets go" to find everything they need to live their best lives for more than 60 years — from their favorite meals and toys, to trusted supplies and expert support from people who get it, because we live it. We believe in the universal truths of pet parenthood — the boundless boops, missing slippers, late night zoomies and everything in between. And we're here for it. Every tail wag, every vet visit, every step of the way. We nurture the pet-human bond in the aisles of more than 1,500 Petco stores across the U.S., Mexico and Chile. Customers experience our exclusive selection of pet care products, services, expertise and membership offerings in stores and online at petco.com, and on the Petco app. In 1999, we founded Petco Love. Together, we support thousands of local animal welfare groups nationwide and have helped find homes for over 7 million animals through in-store adoption events.

Forward-Looking Statements:

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are not statements of historical fact, including, but not limited to, statements regarding our Q3 and full year 2026 outlook, operational reset of our business, our competitive positioning, profitability, cash generation through our economic model, expense leverage, operating margin expansion, cost action plans and associated cost-savings, our path to sustainable, profitable growth and our expectations regarding tariffs, IEEPA tariff refunds and associated impacts. Such forward-looking statements can generally be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “intends,” “will,” “shall,” “should,” “anticipates,” “opportunity,” “illustrative,” “estimates,” “projects”, “forecasts” or the negative thereof or other variations thereon or comparable terminology. These statements are only predictions based on our current expectations and projections about future events and reflect our beliefs regarding such future events and do not represent historical facts or statements of current condition. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct or that any forward-looking results will occur or be realized. Nothing contained in this earnings release is, or should be relied upon as, a promise or representation or warranty as to any future matter, including any matter in respect of the operations or business or financial condition of Petco. All forward-looking statements are based on current expectations and assumptions about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Petco. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results or events to differ materially from the potential results or events discussed in the forward-looking statements, including, without limitation, those identified in this earnings release as well as the following: (i) increased competition (including from multi-channel retailers, mass and grocery retailers, and e-Commerce providers); (ii) reduced consumer demand for our products and/or services; (iii) our reliance on key vendors; (iv) our ability to attract and retain qualified employees; (v) risks arising from statutory, regulatory and/or legal developments; (vi) macroeconomic pressures in the markets in which we operate, including inflation, prevailing interest rates and the impact of tariffs and tariff refunds; (vii) failure to effectively manage our costs; (viii) our reliance on our information technology systems; (ix) our ability to prevent or effectively respond to a data privacy or security breach; (x) our ability to effectively manage or integrate strategic ventures, alliances or acquisitions and realize the anticipated benefits of such transactions; (xi) economic or regulatory developments that might affect our ability to provide attractive promotional financing; (xii) business interruptions and other supply chain issues; (xiii) catastrophic events, political tensions, conflicts and wars (such as the ongoing conflicts in Ukraine and the Middle East), government shutdowns, health crises, and pandemics; (xiv) our ability to maintain positive brand perception and recognition; (xv) product safety and quality concerns; (xvi) changes to labor or employment laws or regulations; (xvii) our ability to effectively manage our real estate portfolio; (xviii) constraints in the capital markets or our vendor credit terms; (xix) changes in our credit ratings; (xx) impairments of the carrying value of our goodwill and other intangible assets; (xxi) our ability to successfully implement our operational adjustments, achieve the expected benefits of our cost action plans and drive improved profitability; (xxii) our ability to deliver sustainable, profitable growth and (xxiii) the other risks, uncertainties and other factors identified under “Risk Factors” in our most recent Annual Report on Form 10-K and elsewhere in Petco’s Securities and Exchange Commission filings. The occurrence of any such factors could significantly alter the results set forth in these statements.

Petco cautions that the foregoing list of risks, uncertainties and other factors is not complete, and forward-looking statements speak only as of the date they are made. Petco undertakes no duty to update publicly any such forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority

Investor Contact:

Roxanne Meyer, InvestorRelations@petco.com

Media Contact:

Ventura Olvera, pressinquiries@petco.com

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	13 Weeks Ended		26 Weeks Ended
	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net sales:
Products	$1,216,857	$1,225,605	$2,444,944	$2,467,496
Services and other	272,363	262,924	541,008	514,432
Total net sales	1,489,220	1,488,529	2,985,952	2,981,928
Cost of sales:
Products	733,898	747,143	1,491,676	1,513,428
Services and other	164,175	156,067	328,704	313,213
Total cost of sales	898,073	903,210	1,820,380	1,826,641
Gross profit	591,147	585,319	1,165,572	1,155,287
Selling, general and administrative expenses	543,335	542,297	1,093,134	1,095,906
Operating income	47,812	43,022	72,438	59,381
Interest income	(2,493)	(909)	(3,989)	(2,268)
Interest expense	32,556	33,297	65,340	66,791
Loss on extinguishment and modification of debt	—	—	11,840	—
Income (loss) before income taxes and income from equity method investees	17,749	10,634	(753)	(5,142)
Income tax (benefit) expense	(15,710)	746	(13,511)	1,241
Income from equity method investees	(5,201)	(4,084)	(10,756)	(8,694)
Net income attributable to Class A and B-1 common stockholders	$38,660	$13,972	$23,514	$2,311

Net income per Class A and B-1 common share:
Basic	$0.14	$0.05	$0.08	$0.01
Diluted	$0.13	$0.05	$0.08	$0.01

Weighted average shares used in computing net income per Class A and B-1 common share:
Basic	285,629	279,058	284,657	278,303
Diluted	290,497	285,741	289,691	284,350

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited and subject to reclassification)

	August 1, 2026	January 31, 2026
ASSETS
Current assets:
Cash and cash equivalents	$293,498	$256,736
Receivables, less allowance for credit losses[1]	38,386	45,812
Merchandise inventories, net	601,591	590,210
Prepaid expenses	54,433	51,747
Other current assets	65,190	75,281
Total current assets	1,053,098	1,019,786
Fixed assets	2,433,782	2,378,208
Less accumulated depreciation	(1,803,480)	(1,722,060)
Fixed assets, net	630,302	656,148
Operating lease right-of-use assets	1,268,518	1,288,593
Goodwill	980,064	980,064
Trade name	1,025,000	1,025,000
Other long-term assets	209,668	203,834
Total assets	$5,166,650	$5,173,425
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and book overdrafts	$455,314	$450,552
Accrued salaries and employee benefits	132,518	154,148
Accrued expenses and other liabilities	225,908	204,751
Current portion of operating lease liabilities	340,643	320,082
Current portion of long-term debt and other lease liabilities	12,061	4,608
Total current liabilities	1,166,444	1,134,141
Senior secured credit facilities, net, excluding current portion	872,798	1,488,527
Senior notes, net	590,567	-
Operating lease liabilities, excluding current portion	1,005,146	1,047,185
Deferred taxes, net	246,861	234,911
Other long-term liabilities	77,907	104,407
Total liabilities	3,959,723	4,009,171
Commitments and contingencies
Stockholders' equity:
Class A common stock[2]	248	244
Class B-1 common stock[3]	38	38
Class B-2 common stock[4]	—	—
Preferred stock[5]	—	—
Additional paid-in-capital	2,328,170	2,312,354
Accumulated deficit	(1,116,479)	(1,139,993)
Accumulated other comprehensive loss	(5,050)	(8,389)
Total stockholders’ equity	1,206,927	1,164,254
Total liabilities and stockholders’ equity	$5,166,650	$5,173,425

1.
Allowances for credit losses are $801 and $779, respectively
2.
Class A common stock, $0.001 par value: Authorized - 1.0 billion shares; Issued and outstanding - 248.2 million and 243.7 million shares, respectively
3.
Class B-1 common stock, $0.001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
4.
Class B-2 common stock, $0.000001 par value: Authorized - 75.0 million shares; Issued and outstanding - 37.8 million shares
5.
Preferred stock, $0.001 par value: Authorized - 25.0 million shares; Issued and outstanding - none

PETCO HEALTH AND WELLNESS COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited and subject to reclassification)

	26 Weeks Ended
	August 1, 2026	August 2, 2025
Cash flows from operating activities:
Net income	$23,514	$2,311
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	99,440	99,171
Amortization of debt discounts and issuance costs	2,689	2,499
Provision for deferred taxes	(1,439)	1,113
Equity-based compensation	18,051	18,209
Loss on extinguishment and modification of debt	11,840	—
Income from equity method investees	(10,756)	(8,694)
Amounts reclassified out of accumulated other comprehensive loss	(24)	(413)
Non-cash operating lease costs	206,243	205,005
Changes in assets and liabilities:
Receivables	7,427	5,783
Merchandise inventories	(11,381)	44,823
Prepaid expenses and other assets	3,696	(9,487)
Accounts payable and book overdrafts	5,084	(69,691)
Accrued salaries and employee benefits	(21,628)	(26,729)
Accrued expenses and other liabilities	20,722	14,508
Operating lease liabilities	(209,279)	(206,414)
Other long-term liabilities	(13,615)	(1,556)
Net cash provided by operating activities	130,584	70,438
Cash flows from investing activities:
Cash paid for fixed assets	(69,788)	(60,516)
Insurance recoveries	422	—
Proceeds from sale of assets	—	2,425
Cash received from partial surrender of officers' life insurance	74	—
Net cash used in investing activities	(69,292)	(58,091)
Cash flows from financing activities:
Borrowings under long-term debt agreements	1,500,000	—
Repayments of long-term debt	(1,502,250)	—
Debt refinancing costs and original issue discount	(28,442)	—
Payments for finance lease liabilities	(3,172)	(3,252)
Proceeds from employee stock purchase plan and stock option exercises	1,923	1,998
Tax withholdings on stock-based awards	(4,261)	(3,026)
Net cash used in financing activities	(36,202)	(4,280)

Net increase in cash, cash equivalents and restricted cash	25,090	8,067
Cash, cash equivalents and restricted cash at beginning of period	269,412	181,665
Cash, cash equivalents and restricted cash at end of period	$294,502	$189,732

NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The Company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (SEC) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Petco’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period. Please see the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2026 filed with the SEC on March 13, 2026 for additional information on Adjusted EBITDA.

The table below reflects the calculation of Adjusted EBITDA for the thirteen and twenty-six weeks ended August 1, 2026 compared to the thirteen and twenty-six weeks ended August 2, 2025.

(dollars in thousands)	13 Weeks Ended		26 Weeks Ended
Reconciliation of Net Income Attributable to Class A and B-1 Common Stockholders to Adjusted EBITDA	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net income attributable to Class A and B-1 common stockholders	$38,660	$13,972	$23,514	$2,311
Add (deduct):
Interest expense, net	30,063	32,388	61,351	64,523
Income tax (benefit) expense	(15,710)	746	(13,511)	1,241
Depreciation and amortization	50,399	49,360	99,440	99,171
Income from equity method investees	(5,201)	(4,084)	(10,756)	(8,694)
Loss on extinguishment and modification of debt	—	—	11,840	—
Equity-based compensation	8,600	8,789	18,051	18,209
Mexico joint venture EBITDA (1)	13,139	10,360	26,055	20,558
Other costs (2)	2,269	2,329	3,566	5,990
Adjusted EBITDA	$122,219	$113,860	$219,550	$203,309
Net sales	$1,489,220	$1,488,529	$2,985,952	$2,981,928
Net margin (3)	2.6%	0.9%	0.8%	0.1%
Adjusted EBITDA Margin	8.2%	7.6%	7.4%	6.8%

(1)
Mexico joint venture EBITDA represents 50 percent of the entity’s operating results for all periods, as adjusted to reflect the results on a basis comparable to Adjusted EBITDA. In the financial statements, this joint venture is accounted for as an equity method investment and reported net of depreciation and income taxes because such a presentation would not reflect the adjustments made in the calculation of Adjusted EBITDA, we include the 50 percent interest in the Company’s Mexico joint venture on an Adjusted EBITDA basis to ensure consistency. The table below presents a reconciliation of Mexico joint venture net income to Mexico joint venture EBITDA.

	13 Weeks Ended		26 Weeks Ended
(in thousands)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net income	$10,402	$8,167	$21,506	$17,387
Depreciation	8,838	6,793	17,144	13,390
Income tax expense	5,216	3,935	10,410	8,101
Foreign currency loss	326	696	470	404
Interest expense, net	1,496	1,129	2,579	1,833
EBITDA	$26,278	$20,720	$52,109	$41,115
50% of EBITDA	$13,139	$10,360	$26,055	$20,558

(2)
Other costs include, as incurred: restructuring costs and restructuring-related severance costs; legal reserves associated with significant, non-ordinary course legal or regulatory matters; and costs related to certain significant strategic transactions.
(3)
We define net margin as net loss attributable to Class A and B-1 common stockholders divided by net sales and Adjusted EBITDA margin as Adjusted EBITDA divided by net sales.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that is calculated as net cash provided by operating activities less cash paid for fixed assets. Management believes that Free Cash Flow, which measures the ability to generate additional cash from business operations, is an important financial measure for use in evaluating the Company’s financial performance.

The table below reflects the calculation of Free Cash Flow for the thirteen and twenty-six weeks ended August 1, 2026 compared to the thirteen and twenty-six weeks ended August 2, 2025.

	13 Weeks Ended		26 Weeks Ended
(in thousands)	August 1, 2026	August 2, 2025	August 1, 2026	August 2, 2025
Net cash provided by operating activities	$161,553	$85,892	$130,584	$70,438
Cash paid for fixed assets	(31,635)	(32,104)	(69,788)	(60,516)
Free Cash Flow	$129,918	$53,788	$60,796	$9,922

Net Debt

The table below reflects the calculation for net debt as of August 1, 2026 compared to January 31, 2026 and August 2, 2025.

(dollars in thousands)	August 1, 2026	January 31, 2026	August 2, 2025
Total debt:
Senior secured credit facilities, net, including current portion	$881,798	$1,488,527	$1,580,688
Senior notes, net	590,567	—	—
Finance leases, including current portion	7,542	9,683	12,012
Total debt	1,479,907	1,498,210	1,592,700
Less: cash and cash equivalents	(293,498)	(256,736)	(188,748)
Net Debt	$1,186,409	$1,241,474	$1,403,952